Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-143397) pertaining to the 2007 Outside Director Incentive Plan,

(2)	Registration Statements (Form S-8 No. 333-158903 and No. 333-127341) pertaining to the 2005 Omnibus Incentive Plan,

(3)	Registration Statements (Form S-8 No. 333-157236, No. 333-37500, and No. 333-108321) pertaining to The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates,

(4)	Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates,

(5)	Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan,

(6)	Registration Statement (Form S-8 No. 333-68928 and No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, as amended,

(7)	Registration Statement (Form S-8 No. 333-68928) pertaining to the Cullen/Frost Bankers, Inc. 2001 Stock Plan,

(8)	Registration Statement (Form S-8 No. 333-102133) pertaining to the 1997 Director Stock Plan of Cullen/Frost Bankers, Inc., and

(9)	Registration Statement (Form S-3 No.333-186335) of Cullen/Frost Bankers, Inc.;

of our reports dated February 8, 2013, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc., and the effectiveness of internal control over financial reporting of Cullen/Frost Bankers, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

San Antonio, Texas

February 8, 2013